UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-256598	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 17, 2022, a subsidiary of Strategic Storage Trust VI, Inc. (the “Company”) closed on the purchase of a self storage facility located in Chandler, Arizona (the “Chandler Property”). The Chandler Property is a self storage facility that contains approximately 81,400 net rentable square feet of storage space and 590 self storage units. The purchase price for the Chandler Property was approximately $25.5 million, plus closing costs and acquisition fees. The Company funded the acquisition with a combination of net proceeds from the Company’s private and public offerings and the indebtedness described in Item 2.03, below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company, through certain special purpose entities wholly owned by its operating partnership, is party to a credit agreement (the “Credit Agreement”) with Huntington National Bank (“HNB”), as administrative agent and sole lead arranger. Under the terms of the Credit Agreement, the Company, through its subsidiaries, had a maximum borrowing capacity of $50 million (the “HNB Credit Facility”).

On May 17, 2022, the Company and HNB amended the HNB Credit Facility to increase the borrowing capacity up to $100 million (the “HNB Amendment”). In connection with the HNB Amendment, the Company, through the subsidiary that owns the Chandler Property, added the Chandler Property to the HNB Credit Facility (the “Chandler Joinder”) and drew approximately $14.5 million of capacity. The proceeds were used to finance a portion of the acquisition of the Chandler Property.

The information in this Item 2.03 with respect to the HNB Amendment and the Chandler Joinder is qualified in its entirety by the HNB Amendment, which is attached as Exhibit 10.1 hereto.

Item 7.01. Regulation FD Disclosure.

On May 17, 2022, the Company issued a press release announcing the acquisition of the Chandler Property. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8 K and are incorporated herein solely for purposes of this Item 7.01 disclosure.

On May 17, 2022, the Company held a webinar for registered representatives and stockholders to review the Company’s financial results for the year ended December 31, 2021 and the three months ended March 31, 2022, as well as to provide a portfolio update. A copy of the presentation materials used during the webinar is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including each of Exhibit 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Joinder Agreement and Second Amendment to Loan Documents, dated May 17, 2022

99.1 Press Release, dated May 17, 2022

99.2 Presentation Materials of Strategic Storage Trust VI, Inc. dated May 17, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: May 17, 2022	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer